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Exhibit 10.2

TAPESTRY PHARMACEUTICALS, INC.

2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

ADOPTED APRIL 19, 2004
APPROVED BY STOCKHOLDERS JULY 6, 2004

1.     PURPOSES.

        (a)   Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

        (b)   Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

        (c)   General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 11(a).

        (d)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

          (ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

          (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

          (iv)  there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

          (v)   individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

        (e)   "Code" means the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).

        (g)   "Common Stock" means the common stock of the Company.

        (h)   "Company" means Tapestry Pharmaceuticals, Inc., a Delaware corporation.

        (i)    "Consultant" means any person other than a Director or Employee (i) who acts as a consultant or advisor to the Company or an Affiliate and who is compensated for such services or (ii) who serves as a member of the Board of Directors of an Affiliate and who is compensated for such services.

        (j)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Director, Employee or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Director, Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from a Director of the Company to a Consultant to an Affiliate or to an Employee shall not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Option only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

        (k)   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

          (ii)   a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (l)    "Director" means a member of the Board.

        (m)  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (n)   "Eligible Director" has the meaning ascribed to that term in Section 6 (a).

        (o)   "Employee" means any person employed by the Company or an Affiliate. Service as a Director or payment of a director's fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (p)   "Entity" means a corporation, partnership or other entity.

        (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (r)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13 (d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

        (s)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if such day of determination does not fall on a market trading day, then the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (t)    "Non-Employee Director" means a Director who is not an Employee.

        (u)   "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (v)   "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

        (w)  "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (x)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (y)   "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (z)   "Participant" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (aa) "Plan" means this Tapestry Pharmaceuticals, Inc. 2004 Non-Employee Director Stock Option Plan.

        (bb) "Securities Act" means the Securities Act of 1933, as amended.

        (cc) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.     ADMINISTRATION.

        (a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

        (b)   Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine the provisions of each Option to the extent not specified in the Plan.

          (ii)   To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or an Option as provided in Section 12.

          (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        (d)   Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate four hundred thousand (400,000) shares of Common Stock.

        (b)   Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to an Option are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any shares subject to an Option are not delivered to a Participant because such shares are withheld for the payment of taxes or the Option is exercised through a reduction of shares subject to the Option (i.e., "net exercised"), then the number of shares that are not delivered shall revert to and again become available for issuance under the Plan. If the exercise price of any Option is satisfied by tendering shares of Common Stock held the Participant (either by actual deliver or attestation), then the number of such tendered shares shall revert to and again become available for issuance under the Plan.

        (c)   Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

        The Options shall be granted to Non-Employee Directors as specified in Section 6.

6.     AUTOMATIC AND DISCRETIONARY OPTION GRANTS.

        (a)   Automatic Option Grants.

          (i)    Options covering 10,000 shares of Common Stock shall be automatically granted to each Non-Employee Director who (A) is elected or reelected as a director of the Company at an annual meeting of the Company's stockholders, (B) continues service as a director of the Company after an annual meeting of the Company's stockholders at which the director is not subject to reelection, or (C) is appointed as a director of the Company in accordance with its Bylaws following an annual meeting (each, an "Eligible Director"), on the next business day following each such annual meeting or appointment.

          (ii)   In addition, Options covering 10,000 shares of Common Stock shall be automatically granted to each Eligible Director who is appointed or reappointed as the chairman of the Audit, Compensation or Nominating and Corporate Governance Committee of the Board (or any additional permanent committee of the Board other than the Research and Development Committee, whose grants are addressed in Section 6(a)(iii)) following an annual meeting of the Company's stockholders, on the business day next succeeding each such appointment or continuation of service, as the case may be.

          (iii) In addition, Options covering 7,500 shares of Common Stock shall be automatically granted to each Eligible Director who is appointed to the Research and Development Committee of the Board, on the next business day following such appointment. Thereafter, Options covering 3,000 shares of Common Stock shall automatically be granted to each Eligible Director who continues service as a member of the Research and Development Committee of the Board after an annual meeting of the Company's stockholders, on the next business day following such Eligible Director's continuation of such service.

        Options automatically granted to an Eligible Director pursuant to this Section 6(a) shall be subject to the applicable provisions of Section 7.

        (b)   Discretionary Option Grants. In addition to the automatic grant of Options to Eligible Directors set forth in Section 6(a), the Board shall have the authority to grant Eligible Directors

Options at such times and on such terms as it may determine in its sole discretion, subject however, to the applicable provisions of Section 7.

7.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and as required by the Plan. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term. Options granted automatically under Section 6(a) shall expire ten (10) years after the date of grant. Options granted at the discretion of the Board under Section 6(b) shall not expire more than ten (10) years after the date of grant as specified by the Board in its discretion.

        (b)   Exercise Price. The exercise price of each Option shall be equal to one-hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

        (c)   Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) in cash or check at the time the Option is exercised, (ii) by delivery to the Company of other Common Stock, (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds, (iv) in the discretion of the Board, (1) according to a deferred payment or other similar arrangement with the Optionholder or (2) by a "net exercise" of the Option (as further described below) or (v) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

        In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a "net exercise" will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares, the shares actually delivered to the Participant, and any shares withheld for purposes of tax withholding.

        (d)   Transferability of an Option. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (e)   Vesting Generally. Options granted pursuant to Section 6(a) shall become exercisable in full on the first anniversary following the date of grant; provided, however, that an Option granted pursuant to Section 6(a) to an Eligible Director who is first appointed by the Board (rather than elected by the stockholders at an annual meeting of stockholders) will become exercisable in full on the first business day immediately following the later of the Company's annual meeting of stockholders next following the date of grant or six months following the date of grant. For Options granted pursuant to Section 6(b), (1) the total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal as determined by the Board, and (2) the Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options granted pursuant to Section 6(b) may vary. The Board may accelerate vesting of any Option granted pursuant to Section 6(b), but not those granted pursuant to Section 6(a), whose vesting will be governed by the Plan.

        (f)    Termination of Continuous Service. In the event that an Optionholder's Continuous Service terminates (other than upon the Optionholder's removal for cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or with respect to such greater number of shares as determined by the Board) but only within such period of time ending on the earlier of (i) the date three (3) years following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the event that an Optionholder's Continuous Service terminates upon his or her removal for cause, all Options held by that Optionholder shall immediately terminate.

        (g)   Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's removal for cause) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(a) or (ii) the expiration of a period of three (3) years after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (h)   Death of Optionholder. In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated by the Optionholder to exercise the option upon the Optionholder's death. If, after death, the Option is not exercised within the time specified in Section 7(f), the Option shall terminate.

        (i)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

8.     COVENANTS OF THE COMPANY.

        (a)   Availability of Shares. During the term of any Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b)   Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Option shall constitute general funds of the Company.

10.   MISCELLANEOUS.

        (a)   Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

        (b)   No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or on any committee of the Board or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (c)   Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Option for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (d)   Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment"), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

        (c)   Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Options outstanding under the Plan or may substitute similar stock awards for Options outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Options may be assigned by the Company to the successor of the Company (or the successor's parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Options or substitute similar stock awards for such outstanding Options, then with respect to Options that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Options shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Options held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Options outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Option, and such Option shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

        (d)   Change in Control. If a Change in Control occurs and an Optionholder's Continuous Service with the Company has not terminated immediately prior to the effective time of the Change in Control, then, immediately prior to the effective time of such Change in Control (and contingent upon the effectiveness of the Change in Control), the vesting and exercisability of an Optionholder's Options shall be accelerated in full. In the event that an Optionholder is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, the outstanding Options of such Optionholder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation (and contingent upon the effectiveness of the Change in Control).

12.   AMENDMENT OF THE PLAN AND OPTIONS.

        (a)   Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable laws and listing requirements applicable to the Company.

        (b)   Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

        (c)   No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (d)   Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing; and provided further, however, that no previously granted Option may be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Option without the prior approval of the Company's stockholders.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term. The Plan has no set termination date; however, the Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.   EFFECTIVE DATE OF PLAN.

        The Plan will become effective on the second business day next succeeding receipt of stockholder approval at the Company's 2004 annual meeting of stockholders or any postponement or adjournment thereof.

15.   CHOICE OF LAW.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

        The Company has executed this Plan effective July 8, 2004.

TAPESTRY PHARMACEUTICALS, INC.

BY:	/s/ KAI P. LARSON

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TAPESTRY PHARMACEUTICALS, INC. 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN